Exhibit 1.01

SMTC Corporation

Conflict Minerals Report

For The Reporting Period January 1 to December 31, 2015

This Conflict Minerals Report (“CMR”) has been prepared by SMTC Corporation (herein referred to, alternatively, as “SMTC Corporation,” “we”, “us” and “our”). This CMR for the reporting period January 1 to December 31, 2015 is presented to comply with the final conflict minerals implementing rules (“Final Rules”) promulgated by the Securities and Exchange Commission (“SEC”), as modified by SEC guidance issued on April 29, 2014 and the SEC order issued on May 2, 2014. The Final Rules were adopted by the SEC to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as codified in Section 13(p) of the Securities Exchange Act of 1934. The Final Rules impose certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict minerals” are currently defined by the SEC as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum, tungsten and gold.

To comply with the Final Rules, we conducted due diligence on the origin, source and chain of custody of the conflict minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture the “Covered Products” to ascertain whether these conflict minerals originated in the Democratic Republic of Congo or an adjoining country (collectively, “Covered Countries”) and financed or benefited armed groups (as defined in Section 1, Item 1.01(d)(2) of Form SD) in any of these countries and whether any of the conflict minerals may be from recycled or scrap sources.

Pursuant to SEC guidance issued April 29, 2014 and the SEC order issued May 2, 2014, SMTC Corporation is not required to describe any of its Covered Products as “DRC conflict free”, “DRC conflict undeterminable” or “having not been found to be ‘DRC conflict free’” (as each such term is defined in Item 1.01(d) of Form SD), and therefore makes no conclusion in this regard in this CMR.  Furthermore, given that SMTC Corporation has not voluntarily elected to describe any of its Covered Products as “DRC conflict free,” an independent private sector audit of the report presented herein has not been conducted.

I.	Company Overview

SMTC Corporation is a provider of end-to-end electronics manufacturing services (“EMS”), including product design and sustaining engineering services, printed circuit board assembly (“PCBA”), production, enclosure and precision metal fabrication, systems integration and comprehensive testing services, configuration to order (“CTO”), build to order (“BTO”) and direct order fulfillment (“DOF”). SMTC has facilities in the United States, Canada, Mexico, and China, with approximately 1,170 full-time employees. SMTC’s services extend over the entire electronic product life cycle from the new product development and new product introduction (“NPI”) through to growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services to global original equipment manufacturers (“OEMs”), and technology companies primarily within the industrial, networking and communications, power and energy and medical market sectors.

II.	Product Overview

SMTC’s electronic manufacturing services span the entire electronic product life cycle from the development and introduction of new products through the growth, maturity, and end-of-life phases. We believe that SMTC’s innovative manufacturing services have the capabilities to reduce our customers’ product costs and time-to-market to improve competitiveness. We continuously work with our customers to identify, prioritize and implement opportunities for cost reduction.

SMTC offers three vertically integrated manufacturing streams: enclosures and precision metal fabrication products; PCBA products; and larger-scale systems. For each of these streams, SMTC provides a broad range of end-to-end manufacturing services, from assembly, test, integration and box-build through to system level test, CTO, BTO and DOF. These core services are complemented with cable assembly, interconnect and value engineering services. SMTC’s three manufacturing streams are vertically integrated to better control quality, lead times and inventory risk and to avoid the “margin stacking” when these services are provided by loosely connected entities. Customers benefit from lower costs, better quality, and shorter lead times.

Our Covered Products.

We identified the following categories of Covered Products:

●	Enclosures and Precision Metal Fabrication Products: We provide custom build metal fabrication, assembly enclosures, cable and harness assemblies
●

PCBA Products: We manufacture printed circuit board assemblies for various consumer and commercial products including audio systems, electronic payment terminals, fuel dispensers and computer and networking modules.

●	Larger-Scale Systems: We manufacture subassemblies utilized in large scale systems used for the production of integrated circuits in the semiconductor industry.

III.	Supply Chain Overview

SMTC delivers supply chain capabilities and solutions that support the total product lifecycle. Our teams work closely with customers’ supply-base partners to integrate the entire supply chain. Our extended supply chain model recognizes the need for collaboration between OEM customers, SMTC and supply partners to ensure overall supply chain optimization, from product design processes, manufacturing, sourcing, order management and fulfillment to transportation and logistics. The end result is greater control over a complex, extended supply chain to help SMTC customers realize flexibility, cost savings, process improvements, and competitive advantages.

IV.	Conflict Minerals Analysis and Reasonable Country of Origin Inquiry

Based upon a review of our products and our reasonable country of origin inquiry (“RCOI”), we have concluded that:

●	Those products identified above under the heading “Our Covered Products” contain conflict minerals that are necessary to the production or functionality of such products; and
●

As of April 30, 2016 suppliers who have responded to our survey indicated a portion of the conflict minerals did originate from the Covered Countries. Please reference table below based on results of the survey received.

Suppliers response	Tantalum	Tin	Gold	Tungsten
Yes	63%	41%	12%	47%
Unknown	15%	10%	24%	17%
No	22%	49%	64%	36%
Total	100%	100%	100%	100%

●

Suppliers who have responded to our survey indicated a portions of 3TG metals coming from recycled or scrap sources were used in the production of covered products as shown in the table below. See “Product Overview” for Covered Products

Suppliers response	Tantalum	Tin	Gold	Tungsten
Yes	1.4%	2.8%	4.3%	1.8%

After exercising the due diligence described below, SMTC Corporation continues to work with its suppliers to identify the country of origin of the conflict minerals and facilities used to produce the conflict minerals in the Covered Products.

We are therefore required by the Final Rules to file with the SEC a Form SD and a Conflict Minerals Report as an exhibit thereto.

V.	Design of Due Diligence Measures

SMTC Corporation designed its due diligence with respect to the source and chain of custody of the conflict minerals contained in the Covered Products based on the five-step framework set forth in the Second Edition of the Organization for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the supplements thereto (the “OECD Guidance”).

VI.	Due Diligence Measures Performed by SMTC Corporation

SMTC Corporation performed the following due diligence measures in accordance with the OECD Guidance and the Final Rules:

OECD Guidance Step #1: Establish Strong Company Management Systems

●

On November 12, 2012, SMTC Corporation adopted a Conflict Minerals Policy (the “Conflict Minerals Policy”) that sets forth (i) its commitment to complying with the Final Rules, (ii) its expectations of its suppliers regarding supporting SMTC Corporation’s compliance activities, and (iii) its policies and practices with respect to the engagement of suppliers and the implementation of risk mitigation measures. The Conflict Minerals Policy can be found on our website at www.smtc.com under the “About SMTC” heading then click on “Corporate Social Responsibility”.

●

The implementation of SMTC Corporation’s RCOI and the conducting of due diligence on the source and chain of custody of SMTC Corporation’s necessary conflict minerals are managed by SMTC Corporation’s Engineering and Quality team. To the extent that concerns or other issues are identified in the supplier data acquisition or engagement processes, these issues and concerns will be addressed first by the responsible individuals within this Engineering and Quality team and reviewed by the VP, Quality and Engineering on a quarterly basis.

●

The Engineering and Quality team members responsible for compliance with our Conflict Minerals Policy and Final Rules (i) have received training regarding conflict minerals compliance and (ii) are required to be familiar with SMTC Corporation’s Conflict Minerals Policy and with SMTC Corporation’s conflict minerals-related processes and procedures.

●	Records of material conflict minerals-related documentation are maintained electronically by SMTC Corporation for a period of five (5) years from the date of creation.

●

All of SMTC Corporation’s existing suppliers have been provided our copy of the Conflict Minerals Policy, and new suppliers will be provided a copy of the Conflict Minerals Policy as part of SMTC Corporation’s standard supplier onboarding process. Subject to each supplier’s position in our supply chain and our relative leverage with respect to such supplier, we will use commercially reasonable efforts to obtain (i) the assent of our suppliers to a policy on conflict minerals consistent with the Conflict Minerals Policy; (ii) the cooperation of such suppliers in providing the information required by the CMRT (as defined below); and (iii) the commitment of such suppliers to promptly update us regarding changes in their sourcing practices and circumstances that impact us by providing us with revised CMRTs.

●

Interested parties can report improper activities in violation of the Conflict Minerals Policy or the Final Rules by reporting such activities to SMTC Conflict Minerals <conflictminerals@smtc.com>. The contact and email address for the grievance mechanism are published on SMTC Corporation’s website at www.smtc.com. All reported activities will be reviewed by the appropriate individuals within SMTC Corporation.

OECD Guidance Step #2: Identify and Assess Risk in the Supply Chain

●

SMTC Corporation requires that its suppliers provide the information required to complete, in all material respects, the Electronic Industry Citizenship Coalition (“EICC”)/Global e-Sustainability Initiative Conflict Minerals Reporting Template (the “CMRT”). The CMRT is designed to provide SMTC Corporation with sufficient information regarding its suppliers’ practices with respect to the sourcing of conflict minerals to enable it to comply with its requirements under the Final Rules. As of January 13, 2013, we started our supplier data acquisition and engagement processes by sending CMRT to our suppliers via the iPoint Conflict Minerals Platform.

●	SMTC Corporation manages the collection of information that is reported on the CMRT by its suppliers using iPoint Conflict Minerals Platform.

●	SMTC Corporation utilizes a series of escalating responses within the iPoint Conflict Minerals Platform to address the failure of a supplier to provide the information required by the CMRT.

OECD Guidance Step #3: Design and Implement a Strategy to Respond to Identified Risks

●

SMTC Corporation determines that there is a reasonable risk that a supplier is sourcing conflict minerals that are directly or indirectly financing or benefiting armed groups as a result of either (i) the supplier data acquisition or engagement processes or (ii) the receipt of information from other sources, SMTC Corporation will apply a series of escalations.

●

In order to identify and respond to identified risks, SMTC follows a framework described by IPC WP-1081 - White Paper on Conflict Minerals Due Diligence.  SMTC applies this framework to supplier engagements at or above $100,000 USD per year. In broad terms a set of escalations are used to obtain the desired results.

●

Such escalations may include sending escalation letters to our suppliers, suspend invoice payments and finally suspend trade. SMTC will also engage with customers to resolve a sourcing issue that involves product from suppliers required by our customer or product from SMTC Corporation’s direct suppliers, to requiring such supplier to implement a risk management plan (which plan may involve, as appropriate, remedial action up to, and including, disengagement from upstream suppliers), to disengagement by SMTC Corporation from the applicable supplier.

OECD Guidance Step #4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

The supply chain for the Covered Products is complex, and there are many third parties in the supply chain between our direct supplier and the original sources of the conflict minerals necessary to the Covered Products. In this regard, we do not purchase conflict minerals directly from mines, smelters or refiners. We must therefore rely on our suppliers to provide information regarding the origin of the conflict minerals that are included in the Covered Products. Additionally, we believe that the smelters and refiners of the conflict minerals are best situated to identify the sources of the conflict minerals and have required our suppliers to take steps to identify the applicable smelters and refiners of the conflict minerals in our supply chain. Given that we do not have a direct relationship with the smelters and refiners that process the conflict minerals that are present in our the Covered Products, we rely on the Conflict-Free Sourcing Initiative (the “CFSI”) to conduct third-party audits of smelters and refineries.

OECD Guidance Step #5: Report on Supply Chain Due Diligence

As required by the Final Rules, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2014 calendar year reporting period.

VII.	Smelters or Refineries Identified

 For year 2015 we have consolidated our reasonable country of origin inquiry to eliminate duplication in SMTC’s database which occurred for several reasons. As a result there has been a 35% decrease of supplier requests in 2015 as compared to year 2014 reporting period.

Overall there has been a 5.4% increase of supplier responses in 2015 compared to 2014 and an increase of responses by 31.7% when compared to 2013 reporting period.

As of April 30, 2016 SMTC Corporation’s reasonable country of origin inquiry, involved 1,133 suppliers contributing conflict minerals necessary to SMTC Corporation’s products, of whom 51% have returned completed CMRTs to SMTC Corporation. These suppliers identified the names of 332 recognized smelters or refineries from which they source conflict minerals. Of those smelters, 185 smelters, or approximately 55%, have been certified by the CFSI’s Conflict-Free Smelter Program (the “CFSP”). The remainder of the smelters and refineries are not, at this time, certified by the CFSP. With respect to these uncertified smelters and refineries, although we were not able to determine the mines of origin of the conflict minerals sourced from such smelters and refineries, we were able to determine their country locations for the 2015 reporting period as compared to 2014 reporting period by requesting the completed CMRT from suppliers and soliciting the country of origin utilizing the iPoint Conflict Minerals Platform (iPCMP).

SMTC Corporation utilizes iPCMP to manage suppliers templates and smelters state. The iPCMP Master Smelter List is continuously updated with the current information obtained from CFSI. When CFSI eventually validates these smelters and adds them to their system, iPCMP updates smelter status information within their master smelter list.

The following smelters and refineries were identified by SMTC Corporation’s supply chain. Smelters or refineries with the check mark with an “X” in the right hand column are listed on the CFS list according to iPCMP.

3TG Metal	Smelter Names and Refineries	Country	CFS list
Gold (Au)	Advanced Chemical Company	UNITED STATES
Gold (Au)	Aida Chemical Industries Co., Ltd.	JAPAN	X
Gold (Au)	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold (Au)	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	X
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold (Au)	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	X
Gold (Au)	Argor-Heraeus S.A.	SWITZERLAND	X
Gold (Au)	Asahi Pretec Corp.	JAPAN	X
Gold (Au)	Asahi Refining Canada Ltd.	CANADA	X
Gold (Au)	Asahi Refining USA Inc.	UNITED STATES	X
Gold (Au)	Asaka Riken Co., Ltd.	JAPAN	X
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold (Au)	Aurubis AG	GERMANY	X
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	X
Gold (Au)	Bauer Walser AG	GERMANY
Gold (Au)	Boliden AB	SWEDEN	X
Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY	X
Gold (Au)	Caridad	MEXICO
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CANADA	X
Gold (Au)	Cendres + Métaux S.A.	SWITZERLAND
Gold (Au)	CHANGZHOU CHEMICAL RESEARCH INSTITUTE CO.，LTD	CHINA
Gold (Au)	Chimet S.p.A.	ITALY	X
Gold (Au)	Chugai Mining	JAPAN

Gold (Au)	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	DaeryongENC	KOREA, REPUBLIC OF
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold (Au)	DODUCO GmbH	GERMANY	X
Gold (Au)	Dowa	JAPAN	X
Gold (Au)	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold (Au)	Eco-System Recycling Co., Ltd.	JAPAN	X
Gold (Au)	Elemetal Refining, LLC	UNITED STATES	X
Gold (Au)	Emirates Gold DMCC	UNITED ARAB EMIRATES	X
Gold (Au)	Faggi Enrico S.p.A.	ITALY
Gold (Au)	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold (Au)	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold (Au)	Geib Refining Corporation	UNITED STATES
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold (Au)	Guangdong Jinding Gold Limited	CHINA
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold (Au)	Heimerle + Meule GmbH	GERMANY	X
Gold (Au)	Heraeus Ltd. Hong Kong	CHINA	X
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	GERMANY	X
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold (Au)	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	X
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN	X
Gold (Au)	Istanbul Gold Refinery	TURKEY	X
Gold (Au)	Japan Mint	JAPAN	X
Gold (Au)	Jiangxi Copper Co., Ltd.	CHINA	X
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	X
Gold (Au)	JSC Uralelectromed	RUSSIAN FEDERATION	X
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JAPAN	X
Gold (Au)	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold (Au)	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold (Au)	Kazzinc	KAZAKHSTAN	X
Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES	X
Gold (Au)	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold (Au)	Kojima Chemicals Co., Ltd.	JAPAN	X
Gold (Au)	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold (Au)	L' azurde Company For Jewelry	SAUDI ARABIA
Gold (Au)	Lingbao Gold Co., Ltd.	CHINA
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold (Au)	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	X
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold (Au)	Materion	UNITED STATES	X
Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN	X
Gold (Au)	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CHINA	X
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	X
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold (Au)	Metalor Technologies S.A.	SWITZERLAND	X
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES	X
Gold (Au)	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	X
Gold (Au)	Mitsubishi Materials Corporation	JAPAN	X
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN	X
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	INDIA	X
Gold (Au)	Morris and Watson	NEW ZEALAND
Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	X
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	X
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold (Au)	Nihon Material Co., Ltd.	JAPAN	X
Gold (Au)	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	X

Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JAPAN	X
Gold (Au)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	X
Gold (Au)	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold (Au)	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	X
Gold (Au)	PAMP S.A.	SWITZERLAND	X
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	X
Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA	X
Gold (Au)	PX Précinox S.A.	SWITZERLAND	X
Gold (Au)	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	X
Gold (Au)	Remondis Argentia B.V.	NETHERLANDS
Gold (Au)	Republic Metals Corporation	UNITED STATES	X
Gold (Au)	Royal Canadian Mint	CANADA	X
Gold (Au)	SAAMP	FRANCE
Gold (Au)	Sabin Metal Corp.	UNITED STATES
Gold (Au)	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold (Au)	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold (Au)	SAXONIA Edelmetalle GmbH	GERMANY
Gold (Au)	Schone Edelmetaal B.V.	NETHERLANDS	X
Gold (Au)	SEMPSA Joyería Platería S.A.	SPAIN	X
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	X
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	X
Gold (Au)	Singway Technology Co., Ltd.	TAIWAN	X
Gold (Au)	So Accurate Group, Inc.	UNITED STATES
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	X
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN	X
Gold (Au)	Sudan Gold Refinery	SUDAN
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN	X
Gold (Au)	T.C.A S.p.A	ITALY	X
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JAPAN	X

Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	X
Gold (Au)	Tokuriki Honten Co., Ltd.	JAPAN	X
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold (Au)	Tony Goetz NV	BELGIUM
Gold (Au)	Torecom	KOREA, REPUBLIC OF
Gold (Au)	Umicore Brasil Ltda.	BRAZIL	X
Gold (Au)	Umicore Precious Metals Thailand	THAILAND	X
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	X
Gold (Au)	United Precious Metal Refining, Inc.	UNITED STATES	X
Gold (Au)	Valcambi S.A.	SWITZERLAND	X
Gold (Au)	Western Australian Mint trading as The Perth Mint	AUSTRALIA	X
Gold (Au)	WIELAND Edelmetalle GmbH	GERMANY
Gold (Au)	Yamamoto Precious Metal Co., Ltd.	JAPAN	X
Gold (Au)	Yokohama Metal Co., Ltd.	JAPAN	X
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CHINA
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	X
Gold (Au)	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	X
Tantalum (Ta)	Avon Specialty Metals Ltd	UNITED KINGDOM
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHINA	X
Tantalum (Ta)	Conghua Tantalum and Niobium Smeltry	CHINA	X
Tantalum (Ta)	D Block Metals, LLC	UNITED STATES	X
Tantalum (Ta)	Duoluoshan	CHINA	X
Tantalum (Ta)	E.S.R. Electronics	UNITED STATES
Tantalum (Ta)	Exotech Inc.	UNITED STATES	X
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHINA	X
Tantalum (Ta)	FIR Metals & Resource Ltd.	CHINA	X
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN	X
Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES	X
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	X
Tantalum (Ta)	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum (Ta)	H.C. Starck Co., Ltd.	THAILAND	X

Tantalum (Ta)	H.C. Starck GmbH Goslar	GERMANY	X
Tantalum (Ta)	H.C. Starck GmbH Laufenburg	GERMANY	X
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	GERMANY	X
Tantalum (Ta)	H.C. Starck Inc.	UNITED STATES	X
Tantalum (Ta)	H.C. Starck Ltd.	JAPAN	X
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co. KG	GERMANY	X
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	X
Tantalum (Ta)	Hi-Temp Specialty Metals, Inc.	UNITED STATES	X
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	X
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CHINA	X
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	X
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHINA	X
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	X
Tantalum (Ta)	KEMET Blue Metals	MEXICO	X
Tantalum (Ta)	KEMET Blue Powder	UNITED STATES	X
Tantalum (Ta)	King-Tan Tantalum Industry Ltd.	CHINA	X
Tantalum (Ta)	LSM Brasil S.A.	BRAZIL	X
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	INDIA	X
Tantalum (Ta)	Mineração Taboca S.A.	BRAZIL	X
Tantalum (Ta)	Mitsui Mining & Smelting	JAPAN	X
Tantalum (Ta)	Molycorp Silmet A.S.	ESTONIA	X
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	X
Tantalum (Ta)	Plansee SE Liezen	AUSTRIA	X
Tantalum (Ta)	Plansee SE Reutte	AUSTRIA	X
Tantalum (Ta)	QuantumClean	UNITED STATES	X
Tantalum (Ta)	Resind Indústria e Comércio Ltda.	BRAZIL	X
Tantalum (Ta)	RFH Tantalum Smeltry Co., Ltd.	CHINA	X
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	X
Tantalum (Ta)	Taki Chemicals	JAPAN	X
Tantalum (Ta)	Telex Metals	UNITED STATES	X
Tantalum (Ta)	Tranzact, Inc.	UNITED STATES	X

Tantalum (Ta)	Ulba Metallurgical Plant JSC	KAZAKHSTAN	X
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	X
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	X
Tantalum (Ta)	Zhuzhou Cemented Carbide	CHINA	X
Tin (Sn)	Alpha	UNITED STATES	X
Tin (Sn)	An Thai Minerals Co., Ltd.	VIET NAM
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin (Sn)	China Min Metals	CHINA
Tin (Sn)	China Tin Group Co., Ltd.	CHINA	X
Tin (Sn)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin (Sn)	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	X
Tin (Sn)	CV Ayi Jaya	INDONESIA	X
Tin (Sn)	CV Dua Sekawan	INDONESIA
Tin (Sn)	CV Gita Pesona	INDONESIA	X
Tin (Sn)	CV Serumpun Sebalai	INDONESIA	X
Tin (Sn)	CV Tiga Sekawan	INDONESIA
Tin (Sn)	CV United Smelting	INDONESIA	X
Tin (Sn)	CV Venus Inti Perkasa	INDONESIA	X
Tin (Sn)	Dowa	JAPAN	X
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin (Sn)	Elmet S.L.U.	SPAIN	X
Tin (Sn)	EM Vinto	BOLIVIA	X
Tin (Sn)	Estanho de Rondônia S.A.	BRAZIL
Tin (Sn)	Feinhütte Halsbrücke GmbH	GERMANY
Tin (Sn)	Fenix Metals	POLAND	X
Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	X
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	X
Tin (Sn)	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	X
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA	X
Tin (Sn)	Melt Metais e Ligas S.A.	BRAZIL	X
Tin (Sn)	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin (Sn)	Metallic Resources, Inc.	UNITED STATES	X
Tin (Sn)	Metallo-Chimique N.V.	BELGIUM	X
Tin (Sn)	Mineração Taboca S.A.	BRAZIL	X
Tin (Sn)	Minmetals ganzhou Tin Co. Ltd.	CHINA
Tin (Sn)	Minsur	PERU	X
Tin (Sn)	Mitsubishi Materials Corporation	JAPAN	X

Tin (Sn)	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin (Sn)	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	X
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	X
Tin (Sn)	Operaciones Metalurgical S.A.	BOLIVIA	X
Tin (Sn)	Phoenix Metal Ltd.	RWANDA
Tin (Sn)	PT Alam Lestari Kencana	INDONESIA
Tin (Sn)	PT Aries Kencana Sejahtera	INDONESIA	X
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA	X
Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA	X
Tin (Sn)	PT Babel Inti Perkasa	INDONESIA	X
Tin (Sn)	PT Bangka Kudai Tin	INDONESIA
Tin (Sn)	PT Bangka Prima Tin	INDONESIA	X
Tin (Sn)	PT Bangka Putra Karya	INDONESIA
Tin (Sn)	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin (Sn)	PT Bangka Tin Industry	INDONESIA	X
Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA	X
Tin (Sn)	PT BilliTin Makmur Lestari	INDONESIA	X
Tin (Sn)	PT Bukit Timah	INDONESIA	X
Tin (Sn)	PT Cipta Persada Mulia	INDONESIA	X
Tin (Sn)	PT DS Jaya Abadi	INDONESIA	X
Tin (Sn)	PT Eunindo Usaha Mandiri	INDONESIA	X
Tin (Sn)	PT Fang Di MulTindo	INDONESIA
Tin (Sn)	PT Inti Stania Prima	INDONESIA	X
Tin (Sn)	PT Justindo	INDONESIA	X
Tin (Sn)	PT Karimun Mining	INDONESIA
Tin (Sn)	PT Kijang Jaya Mandiri	INDONESIA
Tin (Sn)	PT KOBA TIN	INDONESIA
Tin (Sn)	PT Mitra Stania Prima	INDONESIA	X
Tin (Sn)	PT Panca Mega Persada	INDONESIA	X
Tin (Sn)	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin (Sn)	PT Prima Timah Utama	INDONESIA	X
Tin (Sn)	PT Refined Bangka Tin	INDONESIA	X
Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA	X
Tin (Sn)	PT Seirama Tin Investment	INDONESIA
Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA	X
Tin (Sn)	PT Sukses Inti Makmur	INDONESIA	X
Tin (Sn)	PT Sumber Jaya Indah	INDONESIA	X
Tin (Sn)	PT Supra Sukses Trinusa	INDONESIA
Tin (Sn)	PT Timah (Persero) Tbk Kundur	INDONESIA	X
Tin (Sn)	PT Timah (Persero) Tbk Mentok	INDONESIA	X
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA	X
Tin (Sn)	PT Tirus Putra Mandiri	INDONESIA
Tin (Sn)	PT Tommy Utama	INDONESIA	X
Tin (Sn)	PT Wahana Perkit Jaya	INDONESIA	X
Tin (Sn)	PTKoba Tin	INDONESIA
Tin (Sn)	Resind Indústria e Comércio Ltda.	BRAZIL	X
Tin (Sn)	Rui Da Hung	TAIWAN	X
Tin (Sn)	Soft Metais Ltda.	BRAZIL	X

Tin (Sn)	Thaisarco	THAILAND	X
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin (Sn)	VQB Mineral and Trading Group JSC	VIET NAM	X
Tin (Sn)	White Solder Metalurgia e Mineração Ltda.	BRAZIL	X
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin (Sn)	Yunnan Tin Company Limited	CHINA	X
Tungsten (W)	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten (W)	ACL Metais Eireli	BRAZIL
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten (W)	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten (W)	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten (W)	H.C. Starck GmbH	GERMANY
Tungsten (W)	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten (W)	Japan New Metals Co., Ltd.	JAPAN
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten (W)	Kennametal Fallon	UNITED STATES
Tungsten (W)	Kennametal Huntsville	UNITED STATES
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten (W)	Moliren Ltd	RUSSIAN FEDERATION
Tungsten (W)	Niagara Refining LLC	UNITED STATES
Tungsten (W)	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten (W)	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES
Tungsten (W)	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten (W)	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten (W)	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten (W)	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten (W)	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten (W)	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

VIII.	Steps to Mitigate Risk

SMTC Corporation intends to take the following steps to mitigate the risk that its necessary conflict minerals directly or indirectly finance or benefit armed groups:

●

Continue to engage with suppliers to increase the number of returned CMRTs to decrease the number of incidents where no response is given in a CMRT, to obtain other information required to complete, in all material respects, the CMRT;

●	Encourage the development of supplier capabilities to perform conflict-minerals related due diligence by the implementation of risk mitigation measures, as appropriate; and

●	Provide ongoing training to applicable SMTC Corporation personnel regarding emerging best practices and other relevant topics for conflict minerals compliance.